Exhibit 99.1

CorEnergy Releases First Quarter 2013 Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – May 10, 2013 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), today announced financial results for the first quarter ended March 31, 2013.

First Quarter Highlights and Subsequent Events

-	The Pinedale LGS acquired in December 2012 provides majority of CorEnergy revenue in first quarter of 2013
-	First-quarter assets meet requirements for Real Estate Investment Trust (REIT) status
-	Remaining portfolio of publicly traded Master Limited Partnerships (MLPs) liquidated
-	First-quarter dividend of $0.125 per share paid on March 19, 2013
-	$20 million line of credit established subsequent to quarter end

Quarterly Performance Review

CorEnergy reported net income attributable to common stockholders of $2.4 million, or $0.10 per common share, for the quarter ended March 31, 2013. A first quarter dividend of $0.125 was paid on March 19, 2013. Total assets were $289.6 million and total CorEnergy stockholders’ equity was $180.3 million as of March 31, 2013, compared to $111.4 million and $98.9 million respectively at Nov. 30, 2012. The increase in total assets and stockholders’ equity is primarily due to the acquisition and financing of the Pinedale LGS in December 2012. CorEnergy believes that the Pinedale LGS and CorEnergy’s legacy holdings will support 2013 annualized dividend payments of no less than $0.50 per share.

Because a majority of the company’s assets are now REIT qualifying, management believes that non-GAAP performance measures utilized by REITs, including Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), also provide useful insights into CorEnergy’s operational performance.

First Quarter Ended March 31, 2013 Financial Summary

	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$2,412,753	$0.100
Funds from Operations (FFO)	$3,498,394	$0.145
Adjusted Funds From Operations (AFFO)	$3,177,810	$0.132
Dividends Paid to Stockholders	$3,017,583	$0.125

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) before allocation to minority interests (computed in accordance with GAAP, excluding gains or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, and above-market rent, less maintenance capital expenditures (if any), amortization of debt premium and adjustments to lease revenue resulting from the asset sales. Management uses AFFO as a measure of long-term sustainable operational performance.

4200 W. 115th Street Suite 210 Leawood, KS  66211/ Main: 913-387-2790/ Fax: 913-387-2791/ corridortrust.com

Real Property Assets and Leases

Pinedale Liquids Gathering System (“LGS”), Oil & Gas Gathering System, Wyoming
The Pinedale LGS is a system of gathering, storage, and pipeline facilities with associated real property rights in the Pinedale Anticline in Wyoming. Construction of the Pinedale LGS was completed by Ultra Petroleum Corp. in 2010 and the system consists of more than 150 miles of pipelines with 107 receipt points, and four central storage facilities that are utilized by Ultra Petroleum Corp. as a method for gathering, separating, storing, selling and/or disposing of produced water.

The Pinedale LGS is subject to a 15-year triple net participating lease with Ultra Petroleum. Annual rent for the initial lease term includes a minimum of $20 million (as adjusted annually for changes based on the Consumer Price Index (“CPI”), subject to annual maximum adjustments of 2 percent) and a maximum of $27.5 million, with the exact rental amount determined by the actual volume handled by the Pinedale LGS.

Approximately 88.7 percent of the Company's total lease revenue for the first quarter of 2013 was derived from Ultra Petroleum Corp. As of March 31, 2013, approximately 94 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to Ultra Petroleum Corp. The Pinedale LGS is being depreciated for book purposes over an estimated useful life of 26 years.

CorEnergy holds 81.05 percent of the economic interest in the Pinedale LGS. Prudential Financial, Inc., which invested $30 million to fund a portion of the acquisition, holds 18.95 percent of the economic interest.

Eastern Interconnect Project, Electric Transmission, New Mexico
The Company's 40 percent undivided interest in a 216-mile power transmission line that moves electric power across New Mexico between Albuquerque and Clovis, called the Eastern Interconnect Project (“EIP”), is leased to Public Service Company of New Mexico (“PNM”) under net operating leases with various terms.

Approximately 11.3 percent of the Company's total lease revenue for the first quarter of 2013 was derived from PNM. As of March 31, 2013, approximately 5.8 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to PNM.

Private Company Update

The fair value of Lightfoot as of March 31, 2013, increased approximately $760 thousand or 9 percent, as compared to the valuation at December 31, 2012, primarily due to market value changes in the MLP comparable companies. Lightfoot’s assets consist of an 83.5 percent interest in Arc Terminals (“Arc”) and a minority position in a Liquefied Natural Gas facility located in Mississippi.

Throughout 2012 Arc retained cash for capital expenditures and potential acquisitions and in February 2013 announced the acquisition of Gulf Coast Asphalt Company’s marine terminalling facility in Mobile, Alabama and rail transloading facility in Saraland, Alabama. The transaction expands Arc’s capacity to over 2.5 million barrels of storage and three rail (un)loading operations.

The fair value of VantaCore as of March 31, 2013, increased $1.4 million, or 13 percent, as compared to the fair value at December 31, 2012. The increase is attributable to VantaCore's continued improved performance, mostly driven by the incremental results of Laurel Aggregates, as well as the success of its cost cutting initiatives and price increases that have gone into effect.

Mowood, LLC is the holding company of Omega Pipeline Company, LLC (“Omega”). Omega’s performance was generally flat for the quarter ended March 31, 2013 compared to Nov. 30, 2012 and Feb. 29, 2012. A slight increase in sales for the three-month period ended March 31, 2013 as compared to the three-month period ended Feb. 29, 2012 is largely attributable to higher gas usage during the winter of 2013.

REIT Qualification

CorEnergy satisfied the quarterly REIT asset test for the quarter ended March 31, 2013, and anticipates that it will satisfy the quarterly asset tests and annual income test necessary to qualify and elect to be taxed as a REIT for 2013. Because certain of CorEnergy’s assets do not qualify as REIT assets and do not produce REIT-qualifying income, the Company undertook some modest restructuring and contributed those assets into wholly-owned taxable REIT subsidiaries prior to 2013. The Company also changed its fiscal year end from November 30 to December 31, resulting in a one-month transition period ending December 31, 2012 that is also reflected in the Company’s filing today.

Outlook

“CorEnergy is on track in our strategy to build a diversified energy infrastructure REIT, and the first three months of 2013 mark our first reporting period meeting the quarterly REIT-qualification test. The market has responded positively to our acquisition of the Pinedale Liquids Gathering System (LGS) in December 2012 and shareholders received a dividend increase for the quarter," said David Schulte, Chief Executive Officer of CorEnergy. "Our goal in 2013 is to continue to grow shareholder value by making acquisitions of energy infrastructure real property that is leased to strong operating companies, provides long-term contracted cash flows and supports stable dividends with potential long-term growth approximating inflation.  The management team is committed to structuring acquisitions that are accretive to CorEnergy's stockholders, with management incentives focused on distribution growth and alignment of risk through CorEnergy equity ownership.”

A number of possible acquisitions ranging in value from $50 and $200 million are in preliminary stages of review. There can be no assurance that any of these acquisition opportunities will result in consummated transactions.  The Company also put in place a $20 million credit facility which will initially be unfunded, but which can be utilized for future acquisitions.

2013 First Quarter Earnings Conference Call

CorEnergy will host a conference call Monday, May 13, 2013, at 11:00 a.m. CST to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. CST June 13, 2013, by dialing 877-660-6853. The Conference ID # is 413689. A replay of the webcast will also be available on the company’s website at corenergy.corridortrust.com through May 13, 2014.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution. CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure and an affiliate of Tortoise Capital Advisors, L.L.C., a registered investment adviser with over $11.8 billion of assets under management in the U.S. energy infrastructure sector as of April 30, 2013. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Rachel Stroer, Investor Relations, 877-699-CORR (2677), info@corridortrust.com

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (Unaudited)	November 30, 2012	December 31, 2012 (Unaudited)

Assets
Leased property, net of accumulated depreciation of $4,394,248, $1,131,680 and $1,614,569 at March 31 2013, November 30, 2012, and December 31, 2012, respectively	$240,299,030	$12,995,169	$243,078,709
Other equity securities, at fair value	21,895,854	19,866,621	19,707,126
Cash and cash equivalents	18,196,151	14,333,456	17,680,783
Trading securities, at fair value	-	55,219,411	4,318,398
Property and equipment, net of accumulated depreciation of $1,825,253, $1,751,202 and $1,774,616 at March 31, 2013, November 30, 2012, and December 31, 2012, respectively	3,529,836	3,589,022	3,566,030
Escrow receivable	698,729	698,729	698,729
Accounts receivable	1,664,265	1,570,257	922,894
Intangible lease asset, net of accumulated amortization of $510,839, $413,580 and $437,908 at March 31, 2013, November 30, 2012 and December 31, 2012, respectively	583,878	681,191	656,863
Deferred debt issuance costs, net of accumulated amortization of $145,005, $0 and $16,530, at March 31, 2013, November 30, 2012, and December 31, 2012	1,403,348	-	1,520,823
Deferred lease costs, net of accumulated amortization of $17,246, $0 and $1,967 at March 31, 2013, November 30, 2012, and December 31, 2012, respectively	903,216	-	912,875
Prepaid expenses and other assets	462,713	2,477,977	598,755
Total Assets	$289,637,020	$111,431,833	$293,661,985

Liabilities and Equity
Long-term debt	$70,000,000	$-	$70,000,000
Accounts payable and other accrued liabilities	4,064,102	2,885,631	4,413,420
Lease obligation	-	27,522	20,698
Current tax liability	208,931	-	3,855,947
Deferred tax liability	3,131,096	7,172,133	2,396,043
Line of credit	139,397	120,000	-
Unearned Income	1,422,457	2,370,762	2,133,685
Total Liabilities	$78,965,983	$12,576,048	$82,819,793

Equity
Warrants, no par value; 945,594 issued and outstanding at March 31, 2013, November 30, 2012, and December 31, 2012 (5,000,000 authorized)	$1,370,700	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 24,147,958 shares issued and outstanding at March 31, 2013, 9,190,667 shares issued and outstanding at November 30, 2012, and 24,147,958 shares issued and outstanding at December 31, 2012 (100,000,000 shares authorized)	24,148	9,191	24,141
Additional paid-in capital	172,288,226	91,763,475	175,256,675
Accumulated retained earnings	6,621,776	5,712,419	4,209,023
Total CorEnergy Equity	180,304,850	98,855,785	180,860,539
Non-controlling Interest	30,366,187	-	29,981,653
Total Equity	210,671,037	98,855,785	210,842,192
Total Liabilities and Equity	$289,637,020	$111,431,833	$293,661,985

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
			For the One- Month Transition Period Ended December 31, 2012
	For the Three-Month Periods Ended
	March 31, 2013	February 29, 2012
Revenue
Lease revenue	$5,638,244	$638,244	$857,909
Sales revenue	2,515,573	2,437,310	868,992
Total Revenue	8,153,817	3,075,554	1,726,901

Expenses
Cost of sales (excluding depreciation expense)	2,003,639	2,004,672	686,976
Management fees, net of expense reimbursements	643,814	247,381	155,242
Asset acquisition expenses	31,817	-	64,733
Professional fees	454,183	108,578	333,686
Depreciation expense	2,857,036	246,805	499,357
Amortization expense	15,279	-	1,967
Operating expenses	206,904	172,641	48,461
Directors' fees	18,000	14,581	8,500
Other expenses	122,706	57,260	27,500
Total Expenses	6,353,378	2,851,918	1,826,422
Operating Income (Loss)	1,800,439	223,636	(99,521)
Other Income (Expense)
Net distributions and dividend income	13,124	85,262	2,325
Net realized and unrealized gain (loss) on trading securities	316,063	2,862,272	(1,769,058)
Net realized and unrealized gain (loss) on other equity securities	2,425,986	6,069,194	(159,495)
Interest Expense	(737,381)	(27,409)	(416,137)
Total Other Income (Expense)	2,017,792	8,989,319	(2,342,365)
Income (Loss) before income taxes	3,818,231	9,212,955	(2,441,886)
Taxes
Current tax expense	285,891	10,000	3,855,947
Deferred tax expense (benefit)	735,053	3,455,914	(4,776,090)
Income tax benefit (expense), net	1,020,944	3,465,914	(920,143)
Net Income (Loss)	2,797,287	5,747,041	(1,521,743)
Less: Net Income (Loss) attributable to non-controlling interest	384,534	-	(18,347)
Net Income (Loss) attributable to CORR Stockholders	$2,412,753	$5,747,041	$(1,503,396)
Earnings (Loss) Per Common Share:
Basic and Diluted	$0.10	$0.63	$(0.10)
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	24,141,720	9,176,889	15,564,861
Dividends declared per share	$0.125	$0.110	$-

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY
					Retained Earnings (Accumulated Deficit)
	Capital Stock			Additional Paid-in Capital		Non-Controlling Interest
	Shares	Amount	Warrants				Total
Balance at November 30, 2010	9,146,506	$9,147	$1,370,700	$98,444,952	$(4,345,626)	-	$95,479,173
Net Income	-	-	-	-	2,922,143	-	2,922,143
Distributions to stockholders sourced as return of capital	-	-	-	(3,755,607)	-	-	(3,755,607)
Reinvestment of distributions to stockholders	30,383	30	-	252,212	-	-	252,242
Consolidation of wholly-owned subsidiary	-	-	-	741,181	(5,212,819)	-	(4,471,638)
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	(6,636,302)	-	90,426,313
Net Income	-	-	-	-	12,348,721		12,348,721
Distributions to stockholders sourced as return of capital	-	-	-	(4,040,273)	-	-	(4,040,273)
Reinvestment of distributions to stockholders	13,778	14	-	121,010	-	-	121,024
Balance at November 30, 2012	9,190,667	9,191	1,370,700	91,763,475	5,712,419	-	98,855,785
Net Loss	-	-	-	-	(1,503,396)	(18,347)	(1,521,743)
Net offering proceeds	14,950,000	14,950	-	83,493,200	-	-	83,508,150
Non-controlling interest contribution	-	-	-	-	-	30,000,000	30,000,000
Balance at December 31, 2012 (Unaudited)	24,140,667	24,141	1,370,700	175,256,675	4,209,023	29,981,653	210,842,192
Net Income	-	-	-	-	2,412,753	384,534	2,797,287
Dividends Paid	-	-	-	(3,017,583)	-	-	(3,017,583)
Reinvestment of dividends paid to stockholders	7,291	7	-	49,134	-	-	49,141
Balance at March 31, 2013 (Unaudited)	24,147,958	$24,148	$1,370,700	$172,288,226	$6,621,776	$30,366,187	$210,671,037

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
			For the One-Month Transition Period Ended December 31, 2012
	For the Three-Month Periods Ended
	March 31, 2013	February 29, 2012
Operating Activities
Net Income (Loss)	$2,797,287	$5,747,041	$(1,521,743)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Distributions received from investment securities	-	1,053,007	-
Deferred income tax, net	735,053	3,455,914	(4,776,090)
Depreciation expense	2,857,036	246,805	499,357
Amortization expense	216,738	30,458	42,826
Realized and unrealized (gain) loss on trading securities	(316,063)	(2,862,272)	1,769,058
Realized and unrealized (gain) loss on other equity securities	(2,425,986)	(6,069,194)	159,495
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(741,371)	(813,036)	647,363
Decrease in lease receivable	-	(711,229)	-
(Increase) decrease in prepaid expenses and other assets	136,042	(292,105)	1,879,222
Increase (decrease) in accounts payable and other accrued liabilities	(349,318)	(107,111)	1,527,789
Increase (decrease) in current income tax liability	(3,647,016)	-	3,855,947
Increase in unearned income	(711,228)	-	(237,077)
Net cash provided by (used in) operating activities	$(1,448,826)	$(321,722)	$3,846,147
Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	4,557,379	-	49,131,955
Deferred lease costs	(5,620)	3,076	(914,843)
Purchase of leased asset property	-	(29,722)	(230,559,484)
Purchases of property and equipment	(41,163)	-	(421)
Return of capital on distributions received	314,340	-	-
Net cash provided by (used in) investing activities	$4,824,936	$(26,646)	$(182,342,793)
Financing Activities
Payments on lease obligation	(20,698)	(19,690)	(6,824)
Debt financing costs	(10,999)	-	(1,537,353)
Net offering proceeds	-	-	83,508,150
Debt issuance	-	-	70,000,000
Proceeds from non-controlling interest	-	-	30,000,000
Dividends	(3,017,583)	-	-
Advances on revolving line of credit	139,397	1,045,000	530,000
Repayments on revolving line of credit	-	-	(650,000)
Dividend reinvestment	49,141	-	-
Net cash provided by (used in) financing activities	$(2,860,742)	$1,025,310	$181,843,973
Net Change in Cash and Cash Equivalents	$515,368	$676,942	$3,347,327
Cash and Cash Equivalents at beginning of period	17,680,783	2,793,326	14,333,456
Cash and Cash Equivalents at end of period	$18,196,151	$3,470,268	$17,680,783

Supplemental Disclosure of Cash Flow Information
Interest paid	$531,318	$11,665	$2,765
Income taxes paid	$3,895,800	$96,000	$-
Non-Cash Investing Activities
Security proceeds from sale in long-term investment of other equity securities	$-	$-	$23,046,215